UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of	(Commission	IRS Employer
incorporation)	File Number)	Identification No.)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan	48375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-682-3038 or 248-893-4538

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Intellectual Property Purchase Agreement

On December 28, 2010, Mount Knowledge Holdings, Inc. (the “Company”) entered into an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”) with Erwin Sniedzins, the Chairman of the Company’s Board of Directors, and Ucandu Learning Centres Inc., an Ontario corporation founded and controlled by Mr. Sniedzins (“Ucandu” and, together with Mr. Sniedzins, the “Sellers”), pursuant to which the Sellers sold that certain software commonly referred to between the parties as the “Real-Time Self Learning Systems” (the “Software”), including all copyrights, patents, trademarks, service marks and trade secrets therein (collectively, with the Software, the “Intellectual Property”) to the Company. The Company previously licensed the Intellectual Property from Mount Knowledge Inc., a sales and marketing entity founded and controlled by Mr. Sniedzins (“MTK Inc”), pursuant to a Master Software License Agreement (the “Original Agreement”) dated January 21, 2010 between the Company and MTK Inc. Pursuant to the IP Purchase Agreement, the Company acquired the Intellectual Property and as a result, the Original Agreement was no longer needed.

The purchase price (the “Purchase Price”) for the Intellectual Property is payable in two installments. The amount of the first installment is based upon a post-closing appraisal of the value of the Intellectual Property as of December 28, 2010. Specifically, within six (6) months after December 28, 2001, the Company shall select, in its sole discretion, an independent appraiser or auditor to conduct an evaluation and appraisal of the book value of the Intellectual Property as of December 28, 2010 (the “Closing Date Appraised Value”). The amount of the first installment (the “First Payment Amount”), which is due on the first anniversary of December 28, 2010 (the “First Anniversary Date”), shall be determined as follows:

(i)	in the event that the Closing Date Appraised Value is equal to or greater than $2,047,339.20 (the “Target Value”), the First Payment Amount shall be an amount equal to $1,023,669.60;

(ii)

in the event that the Closing Date Appraised Value is less than the Target Value but greater than $1,000,000 (the “Threshold Value”), the First Payment Amount shall be equal to the Closing Date Appraised Value less the Threshold Value; and

(iii)	in the event that the Closing Date Appraised Value is less than the Threshold Value, the First Payment Amount shall be equal to zero.

In lieu of a cash payment, the Company may elect to pay all or part of the First Payment Amount in shares of its common stock based on a price per share equal to the closing bid price of the Company’s common stock on the trading date that immediately precedes the First Anniversary Date.

The second installment is payable on the second anniversary of December 28, 2010 by delivery of 2,500,000 shares of the Company’s common stock to the Sellers.

In the event of an “Acceleration Event,” as defined in the IP Purchase Agreement, the then-outstanding portion of the Purchase Price, if any, through the date of such event, shall become, at the Sellers’ election in writing to the Company, immediately due and payable.

The IP Purchase Agreement contains customary warranties and representations and indemnification and confidentiality provisions and provides that the Sellers are subject to noncompetition and noninterference covenants.

Independent Contractor Agreement

On December 28, 2010, the Company entered into an Independent Contractor Agreement (the “Independent Contractor Agreement”) with Ucandu pursuant to which the Company engaged Ucandu to provide sales and marketing and technology services to the Company. As compensation for such services, the Company shall pay Ucandu an aggregate of $432,000 in equal monthly payments of $12,000 per month on the first business day of each month, commencing on January 3, 2011. The term of the Independent Contractor Agreement commenced upon execution of the agreement and shall continue in full force and effect through December 31, 2013. The agreement may only be extended thereafter by mutual agreement of the parties. The Company may terminate the agreement at any time upon 30 days written notice. The Company may terminate the agreement, effective immediately, with “Cause” as such term is defined in the agreement. If the Company terminates the agreement without cause on or before December 31, 2011, Ucandu will continue to receive monthly payments of $12,000 for the period of time between the date on which the agreement was terminated and December 31, 2011 and for the eight months thereafter. If the Company terminates the agreement without cause after December 31, 2011, Ucandu will continue to receive monthly payments of $12,000 for the period of time that is the lesser of (i) eight (8) months after the termination date or (ii) the period of time between the termination date and the end of the term of the agreement.

The agreement contains customary confidentiality provisions and provides that Ucandu and its affiliates will be subject to noncompetition and noninterference covenants for a period of twelve months following the termination of agreement. The agreement also contains a mandatory arbitration provision.

Option Purchase Agreement

On December 28, 2010, the Company entered into an Option Agreement (the “Option Agreement”) with Ucandu pursuant to which Ucandu granted to the Company an option (the “Option”) to purchase 510,000 shares of common stock of Mount Knowledge Technologies, Inc., an Ontario corporation (f/k/a 1827281 Ontario Inc.) (“MTK Tech”), from Ucandu. MTK Tech was formed on June 18, 2010 and is jointly owned by Ucandu, which currently holds 51% of MTK Tech’s common stock, and the Company, which currently holds the remaining 49% of the MTK Tech common stock. The shares of MTK Tech’s common stock underlying the Option represent all of the shares of MTK Tech’s common stock held by Ucandu as of December 28, 2010.

The term of the Option is five years. As payment for the exercise price, the Company, in its sole discretion, shall either: (i) deliver to Ucandu 100,000 shares of the Company’s common stock, adjusted on a pro-rata basis in the event the Company elects to exercise the Option with respect to a portion of the underlying MTK Tech shares; or (ii) make a cash payment to Ucandu equal to the cash value of 100,000 shares of the Company’s common stock, adjusted on a pro-rata basis in the event the Company elects to exercise the Option with respect to a portion of the underlying MTK Tech shares, based on a per share price equal to the closing bid price of the Company’s common stock on the option exercise date.

Master License Cancellation Agreement

On December 27, 2010, the Company and MTK Inc. entered into a Master License Cancellation Agreement (the “Master License Cancellation Agreement”) pursuant to which the parties thereto jointly agreed to terminate, effective immediately, the Original Agreement. The Company did not incur any early termination fees or penalties in connection with the termination of the Original Agreement.

Under the Original Agreement, MTK Inc. granted the Company the exclusive world-wide right to promote, market and sell any and all of MTK Inc.’s product lines. In exchange, the Company agreed to pay MTK Inc. and Sniedzins, collectively, a royalty of eight percent (8%) of gross sales received by the Company, adjusted for direct costs of sales, commissions and/or franchise fees, related to the sale of MTK Inc. products, if applicable, if such costs have not already been deducted or accounted for in the gross sales amount. The Original Agreement was to expire on July 27, 2019, subject to the Company’s right to extend the term for two additional five (5) year periods.

As described above, pursuant to the execution of the IP Purchase Agreement with Ucandu and Sniedzins, the Company acquired the ownership of the Intellectual Property, which the Company had previously licensed from MTK Inc. under the Original Agreement. As a result, the Original Agreement was no longer needed and the parties thereto agreed to cancel it.

The foregoing disclosure is qualified in its entirety by reference to the IP Purchase Agreement (Exhibit 10.1), the Independent Contractor Agreement (Exhibit 10.2), the Option Purchase Agreement (Exhibit 10.3), and the Master License Cancellation Agreement (Exhibit 10.4), filed as exhibits to this report and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth in Item 1.01 regarding the Master License Cancellation Agreement is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure set forth in Item 1.01 regarding the IP Purchase Agreement is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description
10.1	Intellectual Property Purchase Agreement between the Company, Erwin Sneidzins and UCandu dated December 28, 2010.
10.2	Independent Contractor Agreement between the Company and UCandu dated December 28, 2010.
10.3	Option Agreement between the Company and MTK Tech dated December 28, 2010
10.4	Master License Cancellation Agreement between the Company and MTK Inc. dated December 27, 2010.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2011	MOUNT KNOWLEDGE HOLDINGS, INC.

	By:	/s/ Daniel A. Carr
Daniel A. Carr
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and
Director